Exhibit 10.1

AMENDED AND RESTATED FORBEARANCE AGREEMENT AND FOURTH
AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED FORBEARANCE AGREEMENT AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into on December 23, 2016, by and among FORBES ENERGY SERVICES LLC, a limited liability company formed under the laws of the State of Delaware (“Energy Services”), TX ENERGY SERVICES, LLC, a limited liability company formed under the laws of the State of Delaware (“TX Energy”), C.C. FORBES, LLC, a limited liability company formed under the laws of the State of Delaware and successor by merger to SUPERIOR TUBING TESTERS, LLC, a limited liability company formed under the laws of the State of Delaware (“C.C.”), and FORBES ENERGY INTERNATIONAL, LLC, a limited liability company formed under the laws of the State of Delaware (“International”; and together with Energy Services, TX Energy and C.C., each a “Borrower” and collectively, the “Borrowers”), FORBES ENERGY SERVICES LTD., a Texas corporation (“Parent” or “Guarantor”; and, together with Borrowers, the "Loan Parties"); the Lenders (as hereinafter defined); and REGIONS BANK, an Alabama bank organized under the laws of the State of Alabama (in its individual capacity, “Regions”), as agent for such Lenders and other Secured Parties (as such term is defined in the Loan Agreement referred to herein) (Regions, in such capacity, the “Agent”).

Recitals:
Pursuant to that certain Loan and Security Agreement, dated September 9, 2011, as amended by the First Amendment to Loan and Security Agreement, dated as of December 13, 2011, by the Second Amendment to Loan and Security Agreement, dated as of July 3, 2012, by the Third Amendment to Loan and Security Agreement, dated as of July 25, 2013, and by the Existing Forbearance Agreement referred to hereinafter (as so amended and as at any time further amended, modified, restated or supplemented, the "Loan Agreement") among Borrowers, Parent, certain lenders from time to time ("Lenders"), and Agent, Agent and Lenders have made loans and other extensions of credit to Borrowers, which loans and extensions of credit are secured by first priority, perfected security interests in and other liens in substantially all of the assets of Borrowers and guaranteed unconditionally by Guarantor.
On the date hereof, certain Events of Default under (and as defined in) the Loan Agreement exist and are continuing. As a consequence of any Event of Default Agent and Lenders are entitled to cease further advances and other extensions of credit to or for the benefit of Borrowers and are entitled to declare the entire balance owing to them from Borrowers to be immediately due and payable, to enforce their security interests and other liens in the collateral securing their claim against Borrowers, to enforce their claim against Guarantor, and to take all other action and exercise all other rights and remedies provided in the Loan Agreement or related documents or authorized by applicable law.

Borrowers and Guarantor previously requested that Agent and Lenders (or Required Lenders, as applicable) (i) forbear from exercising certain remedies available to them under the Loan Agreement as a consequence of an Event of Default in order to, among other things, afford Borrowers an opportunity to assess their plans and options with respect to such Event of Default and other business and operational matters and (ii) agree to certain amendments to the Loan Agreement. In response to such request, among other things, Borrowers, Guarantor, Agent and Lenders entered into that Forbearance Agreement and Fourth Amendment to Loan and Security Agreement dated July 15, 2016 (as amended or modified prior to the date hereof, the “Existing Forbearance Agreement”).
Borrowers and Guarantor have requested that Agent and Lenders (or Required Lenders, as applicable) amend and restate the Existing Forbearance Agreement in order to, among other things, extend the Forbearance Termination Date (as hereinafter defined), contemplate the occurrence of additional Events of Default, and to make certain amendments to the Loan Agreement, including a reduction of the Commitments. Agent and Lenders (or Required Lenders, as applicable) are willing to forbear from exercising certain remedies applicable to them as a result of the Stipulated Defaults (as hereinafter defined) and to amend certain terms of the Loan Agreement, all on the terms hereinafter set forth.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are severally acknowledged, the parties hereto, intending to be legally bound hereby, agree to the following, and agree to amend and restate the Existing Forbearance Agreement as follows:
1.Definitions; Rules of Construction.
(a)    All capitalized terms used in this Agreement, unless otherwise defined, shall have the meaning ascribed to such terms in the Loan Agreement. In addition, as used herein, the following terms shall have the meanings ascribed to them:
"Agreement" shall mean this Amended and Restated Forbearance Agreement and Fourth Amendment to Loan and Security Agreement, as amended, restated, modified and supplemented from time to time.
"Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, contract, covenant or Loan Agreement or Other Document in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of Governmental Bodies; and all orders, judgments and decrees of all courts and arbitrators.
"Cash Collateral Agreement" shall mean that certain second amended and restated cash collateral letter agreement dated the date hereof among Borrowers, Guarantor, Agent and Regions Bank as depository bank, as amended, restated, modified and supplemented from time to time.

"Collections" shall mean all sums received by Borrowers as the result of payments made by third parties in respect of that portion of the Collateral constituting Accounts.
"Forbearance Conditions" shall mean the conditions to forbearance set forth in Section 3(b) of this Agreement.
"Forbearance Period" shall mean the period commencing on the date of this Agreement and ending on the Forbearance Termination Date, unless extended in writing by Agent and Required Lenders in their sole discretion.
"Forbearance Termination Date" shall mean the sooner to occur of (a) 5:01 o'clock p.m. on January 31, 2017 and (b) the date on which the agreement to forbear terminates as provided in Section 4 of this Agreement.
"Insolvency Proceeding" shall mean any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign); (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors of such Person; or (d) the liquidation, dissolution or winding up of the affairs of such Person.
"Lender Parties" shall mean, collectively, Agent, Lenders, Swingline Lender and Issuer.
"Lien Enforcement Action" shall mean any foreclosure, garnishment, attachment, levy, execution or similar action or proceeding undertaken or commenced by any Person against any Property of any Loan Party.
"Notes Enforcement Action" shall mean (i) the commencement of any action, suit or proceeding to enforce any of the Senior Unsecured Note Documents (including to enforce the payment under or specific performance of any provision thereof); (ii) any Lien Enforcement Action undertaken by any holder(s) of Senior Unsecured Notes or any agent or trustee (including the Senior Unsecured Notes Trustee) on behalf of such holder(s) as a result of a Stipulated Notes Default or otherwise (whether before or after entry of any order, judgment or decree); and (iii) any acceleration of the Senior Unsecured Notes that is not rescinded within five (5) Business Days, excluding any demand for payment of any past due amount in respect of the Senior Unsecured Notes other than any past due amount owing as a result of acceleration of the maturity of the Senior Unsecured Notes.
"Notes Forbearance Agreement" shall mean each forbearance agreement at any time entered into in connection with the Senior Unsecured Notes and providing for a forbearance of exercising rights and remedies under the Senior Unsecured Note Documents, including, without limitation that certain Forbearance Agreement (as amended, the “Existing Notes Forbearance”) entered into on July 15, 2016, by and among certain holders of the Senior Unsecured Notes and the Loan Parties, as at any time amended or modified (provided that the Existing Forbearance shall be deemed superseded for purposes of this definition by, and upon the effectiveness of, that certain Restructuring Support Agreement among Loan Parties and certain of the holders of the Senior Unsecured Notes providing for, among other things, a forbearance of exercising rights and remedies under the Senior Unsecured Note Documents).
"Payroll Taxes" shall mean all taxes and deposits required to be paid or withheld from the wages or salaries of Borrowers' employees.
"Property" shall mean any interest in any kind of property or assets, whether real, personal or mixed or whether tangible or intangible.
"Stipulated Defaults" shall mean, collectively: (i) the Event of Default that occurred on July 18, 2016 and presently exists and is continuing as a result of Borrowers’ failure to make the payment of interest due on June 15, 2016, in respect of the Senior Unsecured Notes, which constitutes an Event of Default under Section 10.8 of the Loan Agreement, (ii) an Event of Default that will occur on January 15, 2017 as a result of Borrowers’ failure to make the payment of interest due on December 15, 2016 in respect of the Senior Unsecured Notes, which, unless cured by Borrowers prior to such date, will constitute an Event of Default under Section 10.8 of the Loan Agreement, (iii) one or more Events of Default that have occurred prior to the date hereof as a result of Borrowers’ failure to hold quarterly conference calls as required under Section 4.23(d) of the Senior Unsecured Notes Indenture for periods prior to the date hereof, each of which constitutes an Event of Default under Section 10.8 of the Loan Agreement, and (iv) one or more Events of Default that have occurred prior to the date hereof as a result of Borrowers’ failure to provide timely notice of default as required under Section 4.06(b) of the Senior Unsecured Notes Indenture with respect to the defaults described by this definition, each of which constitutes an Event of Default under Section 10.8 of the Loan Agreement.
"Stipulated Notes Defaults" shall mean, collectively, the defaults arising under the Senior Unsecured Notes Indenture as a result of: (i) the failure of Borrowers to make the payments of interest due on June 15, 2016 in respect of the Senior Unsecured Notes, (ii) the failure of Borrowers to make the payments of interest due on December 15, 2016 in respect of the Senior Unsecured Notes, (iii) Borrowers’ failure to hold quarterly conference calls as required under Section 4.23(d) of the Senior Unsecured Notes Indenture for periods prior to the date hereof, (iv) Borrowers’ failure to provide timely notice of default as required under Section 4.06(b) of the Senior Unsecured Notes Indenture with respect to the defaults described by this definition.
(b)    The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any of the Other Documents shall include any and all amendments, modifications and supplements thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of this Agreement, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Dallas, Texas, unless otherwise expressly provided in this Agreement.
2.    Acknowledgments and Stipulations by Loan Parties. Each Loan Party acknowledges, stipulates and agrees that (a) as of the opening of business on December 15, 2016, the aggregate principal balance of Revolving Advances outstanding under the Loan Agreement, exclusive of costs and attorneys' fees chargeable to Borrower under the Loan Agreement and the Other Documents, totaled $15,000,000.00, and the aggregate amount of all outstanding Letters of Credit totaled $9,012,097.68; (b) as of the opening of business on December 15, 2016, the aggregate principal balance of Swingline Loan Advances outstanding under the Loan Agreement, exclusive of costs and attorneys' fees chargeable to Borrower under the Loan Agreement and the Other Documents, totaled $-0-; (c) all of the Obligations are absolutely due and owing by each Loan Party to Agent and Lenders without any defense, deduction, offset or counterclaim (and, to the extent each such Loan Party has any defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived); (d) each Stipulated Default has occurred and is material; (e) the Loan Agreement and the Other Documents executed by each Loan Party are legal, valid and binding obligations of each such Loan Party enforceable against each such Loan Party in accordance with their terms; (f) the security interests granted by Loan Parties to Agent for the benefit of Lender Parties in the Accounts, Inventory, General Intangibles and other Collateral are duly perfected, first priority security interests; (g) the Guarantee is a legal, valid and binding obligation of the Guarantor and is enforceable against such Loan Party in accordance with its terms; (h) each of the Recitals contained at the beginning of this Agreement is true and correct; and (i) prior to executing this Agreement, each Loan Party consulted with and had the benefit of advice of legal counsel of its own selection and each has relied upon the advice of such counsel, and in no part upon any representation of Agent or Lender concerning the legal effects of this Agreement or any provision hereof. Borrowers and Guarantor acknowledge and accept (in each case effective as of July 18, 2016 and continuing at all times thereafter) that the Default Rate of interest has been imposed and shall continue to apply and that Letter of Credit Fees have increased by two (2) percentage points and shall continue to apply at such higher rate (the additional interest and Letter of Credit Fees accruing from time to time as a result of any Event of Default are referred to herein as the “Additional Amounts”). On and after the date hereof, (i) all Obligations shall bear interest (without limiting any Additional Amounts thereon) at the rate applicable to Base Rate Loans (plus the Applicable Margin with respect to Base Rate Loans), (ii) all Revolving Advances shall be automatically converted to Base Rate Loans on the date hereof and (iii) Borrowers shall not have the option to convert any Advance or other Obligation into a LIBOR Rate Loan.
3.    Agreement to Forbear; Forbearance Conditions.
(a)    If and for so long as each of the Forbearance Conditions is timely satisfied and subject to satisfaction of the conditions in Section 5 of this Agreement, Agent and Lenders (or the Required Lenders, as applicable) agree that during the Forbearance Period the Lender Parties will not, solely by reason of the existence of the Stipulated Defaults, exercise any remedy available to any Lender Party under the Loan Agreement, any of the Other Documents or Applicable Law to enforce collection from any Borrower or Guarantor of any of the Obligations or to foreclose Agent's security interest in any of the Collateral during the Forbearance Period; provided, however, that the foregoing forbearance shall not (i) operate to preclude Agent from making demand for payment of any of the Obligations that are payable on demand under the terms of the Loan Agreement (excluding the right of the Agent (whether upon its own election or upon the direction of the Required Lenders) to declare all Obligations immediately due and payable as a result of the Stipulated Defaults) or operate to preclude the imposition of the Default Rate or increased Letter of Credit Fees described in Section 3(c) hereof; (ii) affect any restriction or prohibition in the Loan Agreement or the Other Documents on the right of any Loan Party to take or omit to take, or otherwise acquiesce in, certain actions, including any limitations, restrictions, or prohibitions with respect to dividends, distributions, and consummating acquisitions or making certain Dispositions, and without limiting the generality of the foregoing, Loan Parties agree that each Stipulated Default shall constitute (effective as of the earliest occurrence of any such Stipulated Default) an Event of Default for the purpose of triggering all limitations, restrictions or prohibitions on certain actions that may be taken or omitted to be taken by the Loan Parties pursuant to the Loan Agreement or the Other Documents, including any limitations, restrictions or prohibitions with respect to any distribution, dividend, advance or other payment directly or indirectly from or for the benefit of any Loan Party to any other Loan Party, any direct or indirect owner of an equity interest in any Loan Party or any Affiliate of any of the foregoing, and any actions or inactions taken or omitted to by or on behalf of Borrowers or any other Loan Party in violation of such provisions while a Stipulated Default exists will constitute additional Events of Default under the Loan Agreements and the Other Documents, as well as a breach of the Forbearance Conditions under this Agreement; (iii) restrict, impair or otherwise affect Agent's or any Lender's rights and remedies with respect to any Blocked Account, Operating Account, deposit account or control account or under any bank agency, control, lockbox, depository or similar agreement to which such Agent or such Lender is a party relating to any deposit or other account of any Loan Party, including the rights set forth in Sections 4.14(d) and (h) of the Loan Agreement (but Agent shall not be obligated to exercise such rights set forth in Sections 4.14(d) and (h) of the Loan Agreement unless so directed by the Required Lenders), in each case as a result of any Default or Event of Default other than the Stipulated Defaults (except that, in any case, all of such rights shall not be restricted, impaired or otherwise affected in connection with any Bank Product Obligations and Agent and Lender shall be permitted to exercise such rights, including any right of offset, in connection with Bank Product Obligations at any time); (iv) restrict, impair or otherwise affect Agent's or any Lender's right to file, record, publish or deliver a notice of default or document of similar effect relating to any Event of Default that is not a Stipulated Default, or to take any Lien enforcement action as a consequence of any such Event of Default; (v) operate to preclude Agent or Lenders from declining to make, or imposing any condition to make, any Advances or other extensions of credit or providing, or attaching conditions to the provision of, Bank Product Obligations or Bank Product Agreements; (vi) restrict, impair or otherwise affect Agent's rights to administer the lending relationship with Borrowers under and in accordance with the Loan Agreement and Other Documents, including the imposition, change, release or re-imposition of Reserves in such amounts and with respect to such matters as Agent may elect from time to time; (vii) restrict, impair or otherwise affect the rights of any Bank Product Provider pursuant to any Bank Product Agreement, but, for the avoidance of doubt, without limiting Agent's consent rights set forth in Section 11.4 of the Loan Agreement in connection with any setoff by any Lender, Issuer or Affiliate thereof; (viii) operate to preclude Agent from requiring cash collateral pursuant to the terms of the Loan Agreement, including Section 3.2 thereof, or the Other Documents (but without duplication of cash collateral required by the Cash Collateral Agreement); (ix) affect any Lender Party's rights and remedies under any intercreditor agreement or subordination agreement or any other subordination or other intercreditor provisions in favor of any Lender Party which have arisen or may in the future arise as a result of the occurrence of any Default or Event of Default (including any Stipulated Default) (collectively, the "Subordination Rights"), it being understood that each Stipulated Default shall at all times after its occurrence constitute a continuing and actionable Event of Default for purposes of the exercise of any and all Subordination Rights by any Lender Party in accordance with the applicable provisions governing such Subordination Rights, and the Lender Parties shall at all times be permitted to amend or otherwise modify any provision of the applicable intercreditor agreement or subordination agreement or any other subordination or other intercreditor provisions in accordance with the respective terms thereof; (x) operate to preclude Agent from entering pleadings, responding to pleadings or taking other actions to assert the priority of Agent's Lien in connection with any Lien Enforcement Action or to seek to defeat or limit any such Lien Enforcement Action. Neither this Agreement nor Agent's and Lenders' forbearance hereunder shall be deemed to be a waiver of or a consent to any Default or Event of Default; or (xi) operate to preclude Agent from exercising such rights and remedies as are set forth in the Cash Collateral Agreement.
(b)    The following conditions shall constitute Forbearance Conditions, the timely and continued satisfaction of each and every one of which during the Forbearance Period shall be a condition to the agreement to forbear as set forth in Section 3(a) of this Agreement:
(i)Each Borrower and Guarantor duly and punctually observes, performs and discharges each and every obligation and covenant on its part to be performed under this Agreement (including, without limitation, Section 7 hereof), the Cash Collateral Agreement and the fee letter executed on the date hereof among Borrowers and Agent;
(ii)No Event of Default occurs or exists other than the Stipulated Defaults;
(iii)No Material Adverse Effect, or series of events which together could reasonably be expected to result in a Material Adverse Effect, in each case other than the Stipulated Defaults, occurs since the date hereof;
(iv)Guarantor shall not revoke or attempt to revoke, or terminate, Guarantor's Guarantee;
(v)No representation or warranty made by any Borrower or Guarantor in this Agreement proves to have been false or misleading in any material respect;
(vi)Borrowers and Guarantor timely deduct from the wages of their employees and makes timely and proper deposits for all Payroll Taxes as the same became due and payable, and, if and when requested to do so by Agent, provide Agent with proof of all deposits for Payroll Taxes;

(vii)(x) No Event of Default under (and as defined in) the Senior Unsecured Note Documents (other than the Stipulated Notes Defaults) occurs or exists, unless waived by the requisite portion of noteholders, (y) to the extent a Notes Forbearance Agreement exists, all conditions to the Notes Forbearance Agreement remain satisfied, all conditions to the forbearance of the noteholders thereunder has not expired and remain in effect during the entirety of the Forbearance Period, and no default, event of default or breach exists under the Notes Forbearance Agreement that continues for more than the applicable cure period, if any, with respect thereto, and (z) no Notes Enforcement Action is undertaken or exists;
(viii)No Person or Persons to whom any Loan Party is indebted undertakes one or more Lien Enforcement Actions in connection with claims owing to such Person or Persons exceeding in the aggregate $1,000,000 (provided that Agent shall be authorized, regardless of the amount of such claims, to take any action necessary to assert, enforce or maintain the priority of its Lien over the Lien asserted in any such Lien Enforcement Action with respect to any Collateral or Agent's entitlement to the proceeds thereof, including any Lien Enforcement Action that may be undertaken by any such Person with respect to any deposit account of any Loan Party); and
(ix)(x) Borrowers or Guarantor shall fail to comply with all terms of the Cash Collateral Agreement or shall violate any term thereof; (y) Agent shall fail to have a first-priority Lien in the cash collateral described in the Cash Collateral Agreement or shall be prevented from being able to exercise all rights and remedies thereunder (subject to the terms thereof); or (z) any Person shall challenge the priority or enforceability of Agent’s Lien in, or rights and remedies with respect to, the cash collateral described in the Cash Collateral Agreement.
(c)    All Additional Amounts accrued prior to the date hereof shall be due and payable by Borrowers on the date hereof and Agent is hereby authorized to debit the Borrowers’ and Guarantor’s cash for all Additional Amounts accrued as of the date hereof and apply such funds to the payment of such Additional Amounts. Additional Amounts accruing after the date hereof shall be payable in accordance with the terms of the Loan Agreement (including Sections 3.1 and 3.2 thereof) and concurrently with the other interest and Letter of Credit Fees payable pursuant to the Loan Agreement and the Other Documents.
4.    Termination of Forbearance. If any one or more of the Forbearance Conditions is not satisfied at any time (time being of the essence), the agreement to forbear as set forth in Section 3(a) of this Agreement shall terminate (unless the failure to satisfy any Forbearance Condition is waived in writing by the Required Lenders, in their sole discretion). On and after the Forbearance Termination Date, Lender Parties shall be authorized, at any time and without further notice to or demand upon Borrowers or any other Person, to enforce all of their respective remedies under the Loan Agreement and the Other Documents and Applicable Law. Notwithstanding anything to the contrary contained in this Agreement or any of the Loan Agreement or any Other Documents, Agent shall not be required to exercise any rights and remedies with respect to any Blocked Account, Operating Account, deposit account or control account or under any bank agency, control, lockbox, depository or similar agreement (including the rights set forth in Sections 4.14(d) and (h) of the Loan Agreement), either prior to or after the Forbearance Termination Date, unless Agent so elects or it is directed to do so by the Required Lenders. In the event that any one or more of the Forbearance Conditions is not satisfied at any time, Agent shall be permitted, in its discretion, to apply Borrowers' and Guarantor’s cash on hand or in deposit accounts to the payment of any of the Obligations (subject to, in the case of cash on hand or in deposit accounts constituting the cash collateral described in the Cash Collateral Agreement, the terms of the Cash Collateral Agreement) all without notice to any Loan Party.
5.    Conditions Precedent to Forbearance. The agreement to forbear provided in Section 3(a) of this Agreement is subject to the satisfaction of the following conditions precedent, in form and substance satisfactory to Agent:
(i)    Agent shall have received a duly executed counterpart of this Agreement from each Loan Party and each Lender (or the Required Lenders, as applicable), together with a duly executed certificate of resolutions in the form attached hereto;
(ii)    Borrowers shall have reimbursed Agent and its professional advisors in immediately available funds for all accrued and unpaid fees, costs, expenses and other charges that are reimbursable under the Loan Agreement, invoices for which were submitted by Agent on or prior to the date hereof;
(iii)    Borrowers and Agent shall have entered into a fee letter dated the date hereof in form and substance satisfactory to Agent and Borrowers shall have paid all fees due and payable on the date hereof pursuant thereto;
(iv)    All of the Forbearance Conditions shall be satisfied immediately before and after giving effect to this Agreement; and
(v)     Borrowers, Guarantor, Agent and Regions Bank as depository bank shall have entered into the Cash Collateral Agreement.
6.    Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)    By deleting each reference to "Pro Rata Share" set forth in Section 2.4(b) and Section 2.9 of the Loan Agreement and in Exhibit 16.3 to the Loan Agreement and substituting a reference to "pro rata share" in lieu thereof in each instance.
(b)    By deleting each reference to "Loan Document" and "Loan Documents" set forth in Section 2.16(c) and Section 15.1 of the Loan Agreement and substituting, respectively, a reference to "this Agreement or any Other Document" and "this Agreement or any Other Documents" in lieu thereof in each instance.

(c)     By (i) deleting the phrase "Applicable Law" from the definition of Qualified Assignee set forth in Section 1.2 of the Loan Agreement and substituting the phrase "applicable law" in lieu thereof and (ii) deleting each reference to "Issuing Bank" set forth in the Loan Agreement and substituting a reference to "Issuer" in lieu thereof in each instance.
(d)    By adding the following sentence to the end of Section 16.5(a) of the Loan Agreement:
THE INDEMNITY SET FORTH THIS SECTION 16.5(A) AND EACH OTHER INDEMNITY PROVIDED IN THIS AGREEMENT AND THE OTHER DOCUMENTS IN FAVOR OF ANY INDEMNITEE (INCLUDING PURSUANT TO SECTIONS 2.11 AND 14.7) SHALL INCLUDE, WITHOUT LIMITATION, INDEMNIFICATION FOR ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, FEES AND DISBURSEMENTS OF COUNSEL) ARISING AS A RESULT OF THE NEGLIGENCE OR OTHER MISCONDUCT OF ANY INDEMNITEE, IN WHOLE OR IN PART, EXCEPT TO THE EXTENT EXPRESSLY LIMITED BY THIS AGREEMENT OR THE EXPRESS TERMS OF SUCH OTHER DOCUMENT.
(e)    By deleting the definition of “Applicable Margin” contained in Section 1.2 of the Loan Agreement and substituting the following definition in lieu thereof:
“Applicable Margin” shall mean (i) 1.00% for Base Rate Loans and (ii) 2.00% for LIBOR Rate Loans.
(e)    By deleting the phrase “the Applicable Margin for LIBOR Rate Loans” from Section 3.2(a) of the Loan Agreement and substituting the phrase “the sum of (x) the Base Rate plus (y) the Applicable Margin with respect to Base Rate Loans” in lieu thereof.
(f)    By reducing the aggregate Commitments to $30,000,000 and by deleting Schedule C-1 to the Loan Agreement and by substituting in lieu thereof Schedule C-1 attached hereto.
(g)     By deleting the definition of “‘Lender’ and ‘Lenders’” contained in Section 1.2 of the Loan Agreement and substituting the following definition in lieu thereof:
“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. As of December 23, 2016, the sole Lender is Regions.

7.    Additional Covenants.
(a)    The Loan Parties shall (i) promptly notify Agent of the commencement of any Notes Enforcement Action (but in any event within one (1) Business Day of any Loan Party’s knowledge of such commencement) and (ii) promptly provide Agent copies of all documents provided in connection with any Notes Enforcement Action (but in any event within two (2) Business Days of the applicable Loan Parties' receipt thereof).
8.    No Extensions of Credit. As a result of each Stipulated Default, no Lender Party has any obligation to make Advances, issue any Letters of Credit or otherwise extend credit; provided, however, nothing herein shall require or preclude (a) termination of any Letter of Credit that is issued and outstanding as of the date hereof, except in accordance with its terms or upon termination of the agreement to forbear set forth in this Agreement, (b) renewal of any Letter of Credit that is issued and outstanding on the date hereof and with respect to which the deadline for sending a notice of non-renewal expired prior to the date hereof, (c) the renewal of any other Letter of Credit that is issued and outstanding on the date hereof which under current notice periods will automatically renew during the Forbearance Period unless Agent, in its sole discretion, elects to issue a notice of non-renewal with respect to such Letter of Credit or (d) the requirement of Borrowers to deliver cash collateral in accordance with the terms of the Loan Agreement and the Other Documents (without duplication of cash collateral required by the Cash Collateral Agreement). Without limiting the foregoing, Issuer shall be permitted, in its sole discretion, to extend or otherwise amend or modify any Letters of Credit outstanding on the date hereof at any time notwithstanding the Stipulated Defaults and, for the avoidance of doubt, without limiting the Lenders' participation commitments in such Letters of Credit pursuant to Section 2.11(d) of the Loan Agreement. Lender Parties do not presently intend to honor requests by Borrowers for Advances. All of the Obligations shall, at the option of Agent and without further notice to or demand upon any Loan Party, be due and payable on the Forbearance Termination Date.
9.    Access to Information; Reporting. In addition to, and without in any way limiting the rights of Lender Parties under the Loan Agreement any of the Other Documents or the reporting obligations of any Loan Party thereunder, each Loan Party hereby agrees to (a) give Agent (including employees, agents, advisors and consultants) reasonable access during regular business hours to offices, properties, senior officers or other officers involved with management of the Collateral or financial matters, employees involved with the management of the Collateral or financial matters, counsel and other representatives and the books and records of Borrowers and Guarantor; (b) furnish to Agent and their representatives such financial, operating and property related data and other information as such person shall reasonably request; and (c) instruct Borrowers' and Guarantor's employees that are involved with the management of the Collateral or financial matters, accountants, auditors, counsel, financial advisors and other representatives to cooperate fully with, and upon reasonable request regularly consult with, Agent and their representatives in respect of the matter set forth in clauses (a) and (b) hereof. Loan Parties shall provide Agent with copies of all formal written reporting and notices required to be given by Loan Parties to any holders of the Senior Unsecured Notes or Senior Unsecured Notes Trustee.

10.    Application of Proceeds. Each Loan Party hereby waives the right, if any, to direct the manner in which Agent applies any payments, Collections or Collateral proceeds to the Obligations and agrees that Agent may apply and reapply all such payments, collections or proceeds to the Obligations as Agent in its sole and absolute discretion elects from time to time consistent with the Loan Agreement.
11.    Representations and Warranties of Loan Parties. Each Loan Party represents and warrants that (a) no Default or Event of Default exists under the Loan Agreement or the Other Documents, except for the Stipulated Defaults, and no Default or Event of Default (as such terms are defined in the Senior Unsecured Note Documents) exists except for the Stipulated Notes Defaults; (b) the representations and warranties of each Loan Party contained in the Loan Agreement and the Other Documents were true and correct when made and continue to be true and correct on the date hereof in all material respects (without duplication of any materiality qualifier contained therein); (c) the execution, delivery and performance by each Loan Party of this Agreement and the consummation of the transactions contemplated hereby are within the entity power of each such Loan Party and have been duly authorized by all necessary entity action on the part of each such Loan Party, do not require any approval or consent, or filing with, any governmental agency or authority (other than a filing of a Form 8-K with the Securities and Exchange Commission announcing the entering of this Agreement), do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which each such Loan Party is named or any provision of the organizational or governing documents of each such Loan Party and do not result in a breach of or constitute a default under any agreement or instrument to which each such Loan Party is a party or by which it or any of its properties are bound; (d) this Agreement constitutes the legal, valid and binding obligation of Loan Parties, enforceable against Loan Parties in accordance with its terms; (e) all Payroll Taxes required to be withheld from the wages of Borrowers' and Guarantor's employees have been paid or deposited when due; (f) each is entering into this Agreement freely and voluntarily with the advice of legal counsel of its own choosing; and (g) each has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Agreement.
12.    Reaffirmation of Obligations. Each Loan Party hereby ratifies and reaffirms the Loan Agreement and the Other Documents and all of its covenants, duties, obligations and liabilities thereunder. Guarantor hereby ratifies and reaffirms the validity, legality and enforceability of the Guarantee and agrees that such Guarantee is and shall remain in full force and in effect until all the Obligations have been paid in full.
13.    Tolling. All statutes of limitations, repose or similar legal constraints on the time by which a claim must be filed or asserted or a Person must be given notice thereof which expire, run or lapse during the Forbearance Period on any claims that any Lender Party may have against any Loan Party or any Person related to any of them (collectively, the "Forbearance Period Statutes of Limitation") will be tolled during the Forbearance Period. Each Loan Party waives any defense it might otherwise have against the Lender Parties under the Forbearance Period Statutes of Limitation, Applicable Law, or otherwise solely as to the expiration, running or lapsing of the Forbearance Period Statutes of Limitation during the Forbearance Period.

14.    Specific Waivers. Each Loan Party hereby waives, to the fullest extent permitted by Applicable Law, (a) any and all rights to receive notice in connection with the enforcement by any Lender Party of its liens and security interests with respect to any of the Collateral, including notices under or in connection with Sections 9-610 through 613 and Sections 9-623 of the Uniform Commercial Code as in effect under any applicable state law, and (b) the benefit of any statute of limitations that might otherwise bar the recovery of any of the Obligations from any one or more of them.
15.    Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between Borrowers and any Lender Party, nor is this Agreement intended to change or affect in any way the relationship between any Lender Party and Guarantor to one other than a debtor-creditor relationship. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.
16.    Entire Agreement; Modification of Agreement; Verbal Agreements Not Binding. This Agreement, the Loan Agreement and the Other Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersedes all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. This Agreement may not be modified, altered or amended except by an agreement in writing signed by all the parties hereto. The parties anticipate that discussions addressing the Stipulated Defaults, the Loan Agreement and the Other Documents may take place in the future. During the course of such discussions, the parties may touch upon and possibly reach preliminary understandings on one or more issues prior to concluding negotiations or executing definitive documentation to memorialize such understandings. Notwithstanding such understandings, none of the parties will be bound by any such understandings unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by the parties.
17.    Construction; Section Headings; Severability. This Agreement has been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement nor any alleged ambiguity herein shall be interpreted or resolved against any party on the grounds that such party or its counsel drafted this Agreement, or based on any other rule of strict construction. Each of the parties hereto represents that such party has carefully read this Agreement and all other instruments and agreements executed in connection herewith and that such party knows the contents hereof and has signed the same freely and voluntarily. Section titles and references contained in this Agreement have been inserted as a matter of convenience and for reference only and shall not control or affect the meaning or construction of any of the terms contained herein. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of law principles.
19.    Non-Waiver of Default. Neither this Agreement, any Lender Party's forbearance hereunder nor any Lender Party's election in its sole discretion to continue making loans or other extensions of credit to Borrowers under the Loan Agreement shall be deemed a waiver of or consent to any Stipulated Default or any Default or Event of Default. Loan Parties agree that no Default or Event of Default shall be deemed to have been waived, released or cured by virtue of Advances or other extensions of credit at any time extended to Borrowers, by the agreement to forbear pursuant to the terms of this Agreement or by the execution of this Agreement.
20.    No Novation; Amendment and Restatement. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement and the Other Documents shall remain in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of the Loan Agreement or any of the Other Documents, the parties agree that the terms of each of the Loan Agreement and the Other Documents shall be strictly adhered to on and after the date hereof, except as expressly modified by this Agreement. This Agreement amends and restates the Existing Forbearance Agreement. All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Existing Forbearance Agreement and the agreements, documents and instruments executed and delivered in connection with the Existing Forbearance Agreement are hereby renewed and, to the extent provided herein, amended and restated in their entirety according to the terms and provisions of this Agreement. This Agreement does not constitute, nor shall it result in, a waiver of, or release, discharge or forgiveness of, any amount payable pursuant to the Existing Forbearance Agreement or any indebtedness, liabilities or obligations of any Loan Party thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with their terms.
21.    Counterparts; Waiver of Notice of Acceptance. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument. In proving this Agreement, the Loan Agreement or any of the Other Documents, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed counterpart of this Amendment, or any other document or agreement executed in connection therewith, by telecopier or electronically shall have the same force and effect as delivery of an original executed counterpart of this Amendment and such other document or agreement.
22.    Reimbursement for Legal Expenses. Borrowers agree to reimburse each Lender Party, promptly on demand therefor, for any costs and expenses, including legal fees, incurred by such Lender Party in connection with the drafting, negotiation, execution and closing of this Agreement.
23.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

24.    Release of Claims; Covenant Not to Sue. To induce Agent and Lenders (or the Required Lenders, as applicable) to enter into this Agreement, each Loan Party, for itself and on behalf of such Loan Party's officers, directors, subsidiaries, successors and assigns (collectively with each Loan Party, the "Releasors" and individually a "Releasor"), hereby RELEASES, ACQUITS AND FOREVER DISCHARGES each Releasee (as hereinafter defined) from any and all claims, demands, debts, liabilities, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown (collectively, "Claims") that any Releasor now has, ever had or hereafter may have against any Lender Party, Capital One Business Credit Corp. and SunTrust Bank, in each case in any capacity, or any of their respective officers, directors, employees, agents, attorneys, representatives, subsidiaries, affiliates and shareholders (collectively with Lender Parties, Capital One Business Credit Corp. and SunTrust Bank, the "Releasees") based on actions, inactions, transactions, or circumstances occurring on or before the date of this Agreement that arise out of or relate to (i) the Loan Agreement, any Other Documents or Collateral, (ii) any transaction, act or omission contemplated under the Loan Agreement or any Other Documents or concluded thereunder or (iii) any aspect of the dealings or relationships between or among any Loan Party, on the one hand, and any Releasee, on the other hand, relating to the Loan Agreement or any Other Document or any transaction, act or omission contemplated by or described in the Loan Agreement or any Other Document or concluded thereunder, INCLUDING, IN EACH CASE AND WITHOUT LIMITATION, CLAIMS ARISING, IN WHOLE OR IN PART, FROM THE NEGLIGENCE OR MISCONDUCT OF ONE OR MORE RELEASEES. The provisions of this Section shall survive the termination of this Agreement, the Loan Agreement and any of the Other Documents and payment in full of the Obligations. Each Loan Party, on behalf of such Loan Party and such Loan Party's successors, assigns and other legal representatives, hereby unconditionally and irrevocably agrees such Loan Party will not sue any Releasee on the basis of any Claim released, remised and discharged pursuant to the foregoing provisions of this Section, and if any Loan Party or any of such Loan Party's successors, assigns or other legal representatives violate the foregoing covenant, each Loan Party, for such Loan Party and such Loan Party's successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and cost incurred by any Releasee as a result of such violation.
25.    Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit or proceeding arising out of or related to this Agreement, the Loan Agreement, or any Other Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first written above.

BORROWERS:
FORBES ENERGY SERVICES LLC

By: /s/ L. Melvin Cooper Name: L. Melvin Cooper Title: Senior Vice President, Chief Financial Officer and Secretary

FORBES ENERGY INTERNATIONAL, LLC

By: /s/ L. Melvin Cooper Name: L. Melvin Cooper Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

TX ENERGY SERVICES, LLC

By: /s/ L. Melvin Cooper Name: L. Melvin Cooper Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

C. C. FORBES, LLC

By: /s/ L. Melvin Cooper Name: L. Melvin Cooper Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

GUARANTOR:
FORBES ENERGY SERVICES LTD.

By: /s/ L. Melvin Cooper Name: L. Melvin Cooper Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

Amended and Restated Forbearance Agreement and Fourth Amendment to Loan and Security Agreement

LENDER PARTIES:

REGIONS BANK, as Agent, Swingline Lender, Issuer and a Lender

By: /s/ Gregory Garbuz Name: Gregory Garbuz Title: Vice President

Amended and Restated Forbearance Agreement and Fourth Amendment to Loan and Security Agreement

Schedule C-1
to
Loan and Security Agreement
Commitments

Lenders	Revolver Commitment	Swingline Loan Commitment
Regions Bank	$30,000,000	$10,000,000
Total:	$30,000,000	$10,000,000

Amended and Restated Forbearance Agreement and Fourth Amendment to Loan and Security Agreement

CERTIFICATE OF RESOLUTIONS

December 23, 2016

I, L. Melvin Cooper, DO HEREBY CERTIFY, that I am the Secretary of FORBES ENERGY SERVICES LLC, a limited liability company formed under the laws of the State of Delaware (“Energy Services”) and the Assistant Secretary of each of TX ENERGY SERVICES, LLC, a limited liability company formed under the laws of the State of Delaware (“TX Energy”), C.C. FORBES, LLC, a limited liability company formed under the laws of the State of Delaware (“C.C.”), and FORBES ENERGY INTERNATIONAL, LLC, a limited liability company formed under the laws of the State of Delaware (“International”; and together with Energy Services, TX Energy and C.C., each a “Borrower” and collectively, the “Borrowers”), FORBES ENERGY SERVICES LTD., a Texas corporation (“Parent” or “Guarantor”; and, together with Borrowers, the "Companies"), and am keeper of the records and seal thereof; that the following is a true, correct and complete copy of the resolutions duly adopted by the board of directors of each of Energy Services and Parent and by the sole manager of each of TX Energy, C.C. and International; that all of such resolutions were unanimously approved by written consent effective as of the date first written above; that such resolutions are still in full force and effect; and that I am authorized on behalf of each Company to deliver this certificate:
RESOLVED, that the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, or any of them, or the designee of any of them (each an “Authorized Officer” and collectively, the “Authorized Officers”), each be, and each hereby is, authorized and empowered (either alone or in conjunction with any one or more of the Authorized Officers) to take, from time to time, all or any part of the following actions on or in behalf of the Company: (i) to make, execute and deliver to Regions Bank, as agent (in such capacity, "Agent") (1) an Amended and Restated Forbearance Agreement and Fourth Amendment to Loan and Security Agreement (the "Forbearance Agreement") providing for a forbearance and the amendment of certain terms of that certain Loan and Security Agreement dated September 9, 2011 among the Company, certain of its affiliates from time to time, certain lenders and other secured parties from time to time and Agent (as at any time amended, the "Loan Agreement"), and (2) all other agreements, documents and instruments contemplated by or referred to in the Forbearance Agreement or executed by the Company in connection therewith; said Forbearance Agreement and other agreements, documents and instruments to be substantially in the form presented by Agent with such additional, modified or revised terms as may be acceptable to any Authorized Officer, as conclusively evidenced by his or her execution thereof; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Company (together with one or more of its affiliates from time to time) and Agent.
RESOLVED, that any arrangements, agreements, security agreements, or other instruments or documents referred to in or executed pursuant to the Forbearance Agreement by any Authorized Officer may be attested by such person and may contain such terms and provisions as such person shall, in his or her sole discretion, determine.
RESOLVED, that the Loan Agreement and each amendment to the Loan Agreement heretofore executed by any Authorized Officer and any actions taken under the Loan Agreement as thereby amended are hereby ratified and approved.

I DO FURTHER CERTIFY that John E. Crisp is (i) President and Chief Executive Officer of Energy Services, (ii) President, Chief Executive Officer and Secretary of International, (iii) President, Chief Executive Officer and Secretary of TX Energy, (iv) Executive Vice President and Chief Operating Officer of C.C., and (v) President and Chief Executive Officer of Parent, and is duly elected, qualified and acting as each such capacity.
I DO FURTHER CERTIFY that none of the articles of incorporation, certificate of incorporation, certificate of formation, articles of organization, limited liability company agreement, operating agreement, bylaws or other organizational or governing documents of any Company have been amended or otherwise modified since the same were certified to Agent on September 9, 2011, except for the merger of SUPERIOR TUBING TESTERS, LLC, a limited liability company formed under the laws of the State of Delaware, into C.C., as evidenced by a certificate of merger filed with the Delaware Secretary of State on or about July 1, 2015, a true, correct and complete copy of which was provided by or on behalf of the Companies to Agent on or before the date hereof.
IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.
/s/ L. Melvin Cooper
L. Melvin Cooper, Secretary of Energy Services and Assistant Secretary of each other Company

I, John E. Crisp, am (i) President and Chief Executive Officer of Energy Services, (ii) President, Chief Executive Officer and Secretary of International, (iii) President, Chief Executive Officer and Secretary of TX Energy, (iv) Executive Vice President and Chief Operating Officer of C.C. and (v) President and Chief Executive Officer of Parent, and do hereby certify that the foregoing is a correct copy of the resolutions passed by the applicable governing body of each Company and that L. Melvin Cooper is Secretary of Energy Services and Assistant Secretary of each other Company and is duly authorized to attest to the passage of said resolutions on behalf of each Company.
/s/ John E. Crisp
John E. Crisp, as (i) President and Chief Executive Officer of Energy Services, (ii) President, Chief Executive Officer and Secretary of International, (iii) President, Chief Executive Officer and Secretary of TX Energy, (iv) Executive Vice President and Chief Operating Officer of C.C., and (v) President and Chief Executive Officer of Parent

Certificate of Resolutions to Amended and Restated Forbearance Agreement and Fourth Amendment to Loan and Security Agreement